Exhibit 10.1
DIGENE CORPORATION
AMENDED AND RESTATED DIRECTORS’ EQUITY COMPENSATION PLAN
ARTICLE 1
PURPOSE; EFFECTIVE DATE; DEFINITIONS
     1.1 Purpose. This Digene Corporation Directors’ Equity Compensation Plan (the “Plan”) is intended to secure for Digene Corporation (the “Company”) and its stockholders the benefits of the incentive inherent in common stock ownership by the directors of the Company and to afford such persons the opportunity to obtain or increase their proprietary interest in the Company on a favorable basis and thereby have an opportunity to share in its success.
     1.2 Effective Date. This Plan shall be effective on and after September 6, 1996.
     1.3 Definitions. Throughout this Plan, the following terms shall have the meanings indicated:
          (a) “Award” shall mean an award under the Plan of Options, Restricted Stock Units or Restricted Stock.
          (b) “Board” shall mean the Board of Directors of the Company.
          (c) “Change of Control” shall mean (a) the reorganization, consolidation or merger of the Company or any of its subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all, but at least 40%, of the assets of the Company and its subsidiaries taken as a whole (measured by gross fair market value without regard to liabilities); or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the stockholders of the Company immediately before the transaction, other than the acquiror, own less than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above, or the Company or the acquiror in a transaction specified in clause (c) above.
          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.
          (e) “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

          (f) “Company” shall mean Digene Corporation, a Delaware corporation.
          (g) “Director” shall mean any person who is a member of the Board.
          (h) “Disability” shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.
          (i) “Employee” shall mean any person engaged or proposed to be engaged as an officer or employee of the Company or one of its subsidiaries.
          (j) “Fair Market Value” shall mean with respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price on the immediately preceding business day of a share of Common Stock as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, or (iii) if not so reported, the average of the closing bid and asked prices on the immediately preceding business day as reported on the NASDAQ National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Board in good faith. “Fair Market Value” shall mean, with respect to an Option granted under the Plan on any day the Fair Market Value of the underlying Common Stock, determined as aforesaid, less the exercise price of the Option. A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.
          (k) “Non-Employee Director” shall mean a member of the Board who is not an Employee.
          (l) “Option” shall mean an option to purchase shares of Common Stock granted by the Board pursuant to this Plan.
          (m) “Option Agreement” shall mean the certificate evidencing an Option grant.
          (n) “Option Shares” shall mean the shares of Common Stock purchased upon exercise of an Option.
          (o) “Participant” shall mean a Director to whom an Award has been granted.
          (p) “Plan” shall mean this Digene Corporation Directors’ Equity Compensation Plan, as the same may be amended from time to time.
          (q) “Restricted Stock” shall mean an Award of Common Stock pursuant to Article VI hereof, subject to such restrictions as the Board may determine, as evidenced in a Restricted Stock Agreement. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the Restricted Stock Agreement, they become transferable and free of risk of forfeiture.
          (r) “Restricted Stock Agreement” shall mean the agreement evidencing the Award of Restricted Stock pursuant to this Plan.
          (s) “Restricted Stock Award” shall mean an Award of Restricted Stock pursuant to this Plan.
          (t) “Restricted Stock Unit” shall mean a right to receive, without payment to the Company, a number of shares of Common Stock as of a future date, subject to such restrictions as the Board may determine, as evidenced by a Restricted Stock Unit Agreement. A Restricted Stock Unit does not represent or entitle the recipient to any equity securities of the Company until such future date.
          (u) “Restricted Stock Unit Agreement” shall mean the agreement evidencing the Award of Restricted Stock pursuant to this Plan.
ARTICLE 2
ADMINISTRATION
     2.1 Administration. This Plan and the Awards granted hereunder shall be interpreted, construed and administered by the Board in its sole discretion. A Director eligible under the Plan may appeal to the Board in writing any decision or action of the Board with respect to the Plan that adversely affects the Director. Upon review of such appeal and in any other case where the Board has acted with respect to the Plan, the interpretation and construction by the Board of any provisions of this Plan or of any Award shall be conclusive and binding on all parties.
     2.2 Board Action. A majority of the entire Board shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Board. In addition, any decision or determination reduced to writing and signed by all of the members of the Board shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Plan and the Company’s bylaws, the Board may make such additional rules and regulations for the conduct of its business as it shall deem advisable.
     2.3 Board Powers. The Board shall have authority to grant Awards with such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate. Such terms shall include, without limitation, as applicable, the number of shares, the term of each Award, any vesting requirements, any restrictions, any forfeiture provisions, the Option price and the medium and time of payment and may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Board may, in its discretion, accelerate the time at which any Option may be exercised, any Restricted Stock Unit vests or when restrictions are lifted on Restricted Stock. In addition, the Board shall have complete discretionary authority to prescribe the forms of Option Agreement, Restricted Stock Unit Agreement and Restricted Stock Agreement; to

adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. All expenses of administering this Plan shall be borne by the Company.
     2.4 Good Faith Determinations. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder.
ARTICLE 3
ELIGIBILITY; TYPES OF BENEFITS; SHARES SUBJECT TO PLAN
     3.1 Eligibility. The Board shall from time to time determine and designate the Directors to receive Awards under this Plan and the number of Awards to be awarded to each such Director or the formula or other basis on which such Awards shall be awarded to Directors. In making any such award, the Board may take into account such factors as it considers relevant.
     3.2 Shares Subject to this Plan. Subject to the provisions of Section 3.4 (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued under this Plan shall not exceed in the aggregate 500,000 shares of Common Stock, provided that any grant of Restricted Stock or Restricted Stock Units under the Plan on or after October 26, 2005 will be counted against the maximum aggregate number of shares issuable under the Plan as two shares of Common Stock for every one share of Common Stock subject thereto. If any Options granted under this Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, then the shares not purchased under such Options shall be available again for grant hereunder. Further, if any Restricted Stock Units or shares of Restricted Stock are forfeited, the shares subject to the portion of such Award forfeited shall again be available under the Plan; provided that, to the extent that a share of Common Stock that was subject to an Award that counted as two shares against the maximum aggregate number of shares issuable under the Plan is recycled back into the Plan, the Plan will be credited with two shares. Notwithstanding anything in this Subsection to the contrary, (i) should the exercise price of an Option be paid with shares of Common Stock or other outstanding Options or (ii) should shares of Common Stock otherwise issuable under the Plan be paid in cash or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an Option or the vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised or which vest under the Award, and not by the net number of shares of Common Stock issued to the holder of such Option or Award.
     3.3 Individual Limit. Anything in this Plan to the contrary notwithstanding, in no event shall any Director receive in any calendar year Awards under this Plan involving more than 50,000 shares of Common Stock (subject to adjustment as provided in Section 3.4).
     3.4 Changes. Subject to any required action by the stockholders of the Company, the maximum number of shares of Common Stock that may be issued under this Plan pursuant to Section 3.2 above, the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual in any calendar year pursuant to Section 3.3 above, the number of shares of Common Stock covered by each outstanding Award, the kind of shares subject to outstanding Awards and the per share exercise price under each outstanding Option shall be adjusted, in each case, to the extent and in the manner the Board deems appropriate for any increase or decrease in the number of issued shares of Common Stock resulting from a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other change in the corporate structure or state of the Company. In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.
ARTICLE 4
STOCK OPTIONS
     4.1 Grant; Terms and Conditions. The Board, in its discretion, may from time to time grant Options to any Director eligible to receive Options under this Plan. Each Director who is granted an Option shall receive an Option Agreement from the Company in a form specified by the Board and containing such provisions, consistent with this Plan, as the Board, in its sole discretion, shall determine at the time the Option is granted.
          (a) Type of Options. All Options granted under the Plan will be non-qualified options and are not intended to be incentive stock options (as defined in Section 422 of the Code).
          (b) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which it pertains.
          (c) Option Price. Each Option Agreement shall state the Option exercise price, which shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the Option. The date of the grant of an Option shall be the date specified by the Board in its grant of the Option.
          (d) Medium and Time of Payment. Upon the exercise of an Option, the Option exercise price shall be payable in United States dollars, in cash (including by check) or (unless the Board otherwise prescribes) in shares of Common Stock owned by the optionee, in Options granted to the optionee under the Plan which are then exercisable or options granted to the optionee under any of the Company’s other stock option plans which are then exercisable, or in a combination of cash, Common Stock and options. If all or any portion of the Option exercise price is paid in Common Stock owned by the optionee, then that stock shall be valued at its Fair Market Value as of the date the Option is exercised. If all or any portion of the Option exercise price is paid in Options or in options granted to the optionee under any of the Company’s other stock option plans, then such options shall be valued at their Fair Market Value as of the date the Option is exercised.

          (e) Term and Exercise of Options. The term of each Option shall be determined by the Board at the time the Option is granted; provided that the term of an Option shall in no event be more than ten years from the date of grant for Options granted prior to September 20, 2005 and shall in no event be more than seven years from the date of grant for Options granted on or after September 20, 2005. Not less than one hundred shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Option.
          (f) Change of Control. Notwithstanding the provisions of Section 3.4, in the event of a Change of Control, all outstanding Options shall immediately become fully exercisable, and upon payment by the Participant of the exercise price (and, if requested, delivery of the representation described in Section 7.18), a stock certificate representing the Common Stock covered thereby shall be issued and delivered to the Participant. Any Option not exercised immediately prior to such transaction shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the transaction.
          (g) Merger and Other Fundamental Transactions. Subject to any action that may be required on the part of the stockholders of the Company, if the Company is the surviving corporation in any merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer which does not result in a Change of Control, other than such transaction effected for the purpose of changing the Company’s domicile, then each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in such transaction.
          In the case of a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer effected for the purpose of changing the Company’s domicile, each outstanding Option shall continue in effect in accordance with its terms and shall apply or relate to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied or related immediately prior to such transaction, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration.
          A dissolution or liquidation of the Company shall cause each outstanding Option to terminate, provided that each holder shall, in such event, have the right immediately prior to such dissolution or liquidation to exercise his or her Option in whole or in part without regard to any vesting schedule contained in his or her Agreement.
          (h) Rights as a Stockholder. Subject to Section 7.9 of this Plan regarding uncertificated shares, an optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 3.4.

          (i) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Board may modify, extend or renew outstanding Options granted under this Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised); provided, however, that (1) no modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under this Plan; and (2) except as otherwise provided in Section 3.4 hereof, the Board shall not reduce the exercise price of Options previously awarded to any optionee, whether through amendment, cancellation and replacement grant, or any other means, without prior stockholder approval.
          (j) Exercisability and Term of Options. Unless earlier terminated, Options granted pursuant to this Plan shall be exercisable at any time on or after the dates of exercisability and before the expiration date set forth in the Option Agreement. Notwithstanding the foregoing, an Option shall terminate and may not be exercised if the Director to whom it is granted ceases to be a member of the Board, except that: (1) unless the Board shall determine that the Director was removed from the Board for conduct that in the judgment of the Board involves dishonesty or action by the Director that is detrimental to the best interest of the Company, the Director may at any time within three months after ceasing to be a member of the Board exercise his or her Option but only to the extent the Option was exercisable by him or her on the date he or she ceased to be a member of the Board; (2) if such Director ceases to be a member of the Board on account of a Disability, then the Director may at any time within one year after ceasing to be a member of the Board exercise his or her Option but only to the extent that the Option was exercisable on the date he or she ceased to be a member of the Board; and (3) if such Director dies while a member of the Board, or within the three or twelve month period after ceasing to be a member of the Board as described in clause (1) or (2) above, then his or her Option may be exercised at any time within twelve months following his or her death by the person specified in Section 4.1(d), but only to the extent that such Option was exercisable by him or her on the date he or she ceased to be a member of the Board. The Board may, in its discretion, provide in any Option Agreement or determine at any time after the date of grant that the exercisability of an Option will be accelerated, in whole or in part, in the event of a Director’s retirement, death or Disability. The Board may, in its discretion, extend the post-termination exercise periods set forth in this subsection, but not beyond the expiration date of the Option. Notwithstanding anything to the contrary in this subsection, an Option may not be exercised by anyone after the expiration of its term.
          (k) Termination. Notwithstanding anything to the contrary in the Plan, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option.
     4.2 Other Terms and Conditions. Through the Option Agreements authorized under this Plan, the Board may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.
     4.3 Non-Employee Director Options. Immediately following the Company’s Annual Meeting of Stockholders each year during the term of this Plan, beginning with the Company’s 2005 Annual Meeting of Stockholders, each Non-Employee Director will automatically be granted an Option for 5,000 shares of Common Stock (subject to adjustment as provided in Section 3.4); provided, however, that a Non-Employee Director who ceases to be a member of the Board at such Annual Meeting of Stockholders shall not be granted any such automatic Option on that date. The Option exercise price for such Options will be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted. All Options granted under this Section 4.3 shall be immediately exercisable and shall expire on the seventh anniversary of the date of grant. In all other respects, the Options granted pursuant to this Section 4.3 shall be subject to the provisions of Section 4.1 (including subsection 4.1(j)).
ARTICLE 5
RESTRICTED STOCK UNITS
     5.1 Award; Terms and Conditions. The Board, in its discretion, may from time to time award Restricted Stock Units to any Director eligible to receive Restricted Stock Units under this Plan. Each Director who is awarded Restricted Stock Units shall receive a Restricted Stock Unit Agreement from the Company in the form specified by the Board and containing such provisions, consistent with this Plan, as the Board, in its sole discretion, shall determine at the time the Restricted Stock Units are awarded.
          (a) Number of Shares and Forfeiture. Each Restricted Stock Unit Agreement shall specify the number of shares of Common Stock subject to the Award and the time or times within which such Restricted Stock Units are subject to forfeiture.
          (b) Vesting Period. Subject to the provisions of the Plan and the Restricted Stock Unit Agreement, Restricted Stock Units will be forfeited to the Company in the event that the Participant to whom such Restricted Stock Units are awarded ceases to be a member of the Board during a period (not to exceed five years) set by the Board commencing with the date of such Award (the “Restricted Unit Vesting Period”). Subject to the provisions of the Plan, the Board, in its sole discretion, may provide for vesting in installments or early vesting, in whole or in part, at any time, based on such factors as the Board shall deem appropriate in its sole discretion.
          (c) Termination. Subject to Section 7.10, and the terms of each Award, if the Participant to whom Restricted Stock Units are awarded ceases to be a member of the Board prior to the expiration of the Restricted Unit Vesting Period, then he or she shall forfeit all of his or her Restricted Stock Units with respect to which the Restricted Unit Vesting Period has not yet expired; provided however that if such Participant ceases to be a member of the Board on account of death or Disability during the Restricted Unit Vesting Period, then all restrictions on outstanding Restricted Stock Units shall lapse.
          (d) Changes. Subject to any action that may be required on the part of the stockholders of the Company, if any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, then any outstanding Restricted Stock Units immediately prior to the scheduled effectiveness of such transaction shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock underlying the Restricted Stock Units would have been entitled to receive in the transaction.
          (e) Change of Control. In the event of a Change of Control, all restrictions on outstanding Restricted Stock Units shall lapse immediately.
          (f) Payment of Restricted Stock Units. Payment of vested Restricted Stock Units shall be made in shares of Common Stock. The number of shares delivered shall be equal to the number of Restricted Stock Units vested. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Restricted Stock Units vest, a Fair Market Value equal to the estimated applicable federal, state and local income tax due on the receipt of the Common Stock, which amount shall be paid promptly to the holder in cash.
          (g) Common Stock Ownership. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to the shares of Common Stock subject to the Restricted Stock Units, unless and until the vesting of such Restricted Stock Units and a stock certificate representing such shares of Common Stock is issued to the Participant.
     5.2 Non-Employee Director Restricted Stock Units. Immediately following the Company’s Annual Meeting of Stockholders each year during the term of this Plan, beginning with the Company’s 2005 Annual Meeting of Stockholders, each Non-Employee Director will automatically be awarded Restricted Stock Units representing the number of shares of Common Stock having Fair Market Value equal to $45,000 on the date of award; provided, however, that a Non-Employee Director who ceases to be a member of the Board at such Annual Meeting of Stockholders shall not be automatically awarded any such Restricted Stock Units on that date. All Restricted Stock Units awarded under this Section 5.2 shall have a vesting period that commences on the date of award and vests on the earlier of the date of the Company’s next Annual Meeting of Stockholders or one year from the date of award. In all other respects, the Restricted Stock Units awarded pursuant to this Section 5.2 shall be subject to the provisions of Section 5.1.
ARTICLE 6
RESTRICTED STOCK AWARDS
     6.1 Award; Terms and Conditions. The Board, in its discretion, may from time to time award Restricted Stock to any Director eligible to receive Restricted Stock under this Plan. Each Director who is awarded a Restricted Stock Award shall receive a Restricted Stock Agreement from the Company in the form specified by the Board and containing such provisions, consistent with this Plan, as the Board, in its sole discretion, shall determine at the time the Restricted Stock Award is awarded.
          (a) Number of Shares and Forfeiture. Each Restricted Stock Agreement shall specify the number of shares of Common Stock subject to the Award and the time or times within which such Restricted Stock is subject to forfeiture.

          (b) Stock Certificate. Subject to Section 7.9, the Company will hold in escrow, until the restrictions applicable to a Restricted Stock Award, or any portion thereof, lapse, the stock certificate representing the number of shares of Common Stock issued pursuant to such Restricted Stock Award, or portion thereof. After the lapse of such restrictions, the Company shall release such stock certificate to the Participant. A Participant shall be the holder of the shares of Restricted Stock subject to the Award as of the date of issuance of the Restricted Stock Award.
          (c) Restriction Period. Subject to the provisions of the Plan and the Restricted Stock Agreement, shares of Restricted Stock will be forfeited to the Company in the event that the Participant to whom such Restricted Stock is awarded ceases to be a member of the Board during a period (not to exceed five years) established by the Board commencing with the date of such Award (the “Restriction Period”). Subject to the provisions of the Plan, the Board, in its sole discretion, may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time, based on such factors as the Board shall deem appropriate in its sole discretion.
          (d) Termination. Subject to Section 7.10, if the Participant to whom a Restricted Stock Award is awarded ceases to be a member of the Board prior to the expiration of the Restriction Period, then he or she shall forfeit all of his or her Restricted Stock with respect to which the Restriction Period has not yet expired; provided however that if such Participant ceases to be a member of the Board on account of death or Disability that occurs during the Restriction Period, then the forfeiture restrictions on outstanding Restricted Stock Awards shall lapse.
          (e) Changes. If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, then any shares or other securities of the Company or succeeding, resulting or other company to be received by the Participant under the Restricted Stock Agreement shall be subject to the same restrictions applicable to the Restricted Stock.
          (f) Change of Control. In the event of a Change of Control, all restrictions on outstanding Restricted Stock Awards shall lapse immediately.
ARTICLE 7
MISCELLANEOUS
     7.1 Withholding Taxes. A Director granted Awards under this Plan shall be conclusively deemed to have authorized the Company to withhold from the compensation of such Director funds in amounts or property (including Common Stock) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Director and attributable to the Awards as, when and to the extent, if any, required by law; provided, however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Director (or in the case of an Option, other person exercising such Option) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company.
     7.2 Amendment, Suspension, Discontinuance or Termination of Plan. The Board may from time to time amend, suspend or discontinue this Plan or revise it in any respect whatsoever for the purpose of maintaining or improving the effectiveness of this Plan as an incentive device, for the purpose of conforming this Plan to applicable governmental regulations or to any change in applicable law or regulations or for any other purpose permitted by law; provided, however, that no such action by the Board shall adversely affect any Award theretofore granted under this Plan without the consent of the holder so affected. Unless sooner terminated by the Board, this Plan will terminate on October 26, 2015.
     7.3 Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflict of laws).
     7.4 Designation. This Plan may be referred to in other documents and instruments as the “Digene Corporation Directors’ Equity Compensation Plan.”
     7.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, Directors shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any investigation, action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in or dismissal or other discontinuance of any such investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such investigation, action, suit or proceeding that such Director is liable for negligence or misconduct in the performance of his or her duties; provided that, within 60 days after institution of any such investigation, action, suit or proceeding, a Director shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
     7.6 Reservation of Shares. The Company shall at all times during the term of this Plan, and so long as any Award shall be outstanding, reserve and keep available (and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue) such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain from any regulatory body of appropriate jurisdiction authority considered by the Company to be necessary or desirable to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.
     7.7 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

     7.8 No Obligation to Exercise. The granting of a Option shall impose no obligation upon the holder to exercise or otherwise realize the value of that Option.
     7.9 Uncertificated Shares. Each Director who exercises an Option to acquire Common Stock, is issued Common Stock upon the vesting of Restricted Stock Units or is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to a Director where no certificate is issued in the name of the Director. Such Company records, absent manifest error, shall be binding on Directors. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 7.9, the date of the book entry shall be the relevant date for such purposes.
     7.10 Forfeiture for Competition. If a Participant in this Plan provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the participant while a Director, then that Participant’s rights to any Awards hereunder that are unvested or subject to forfeiture restrictions shall automatically be forfeited, subject to a determination to the contrary by the Board.
     7.11 Adjustments. Except as expressly provided for in Sections 3.4, 4.1(f), 4.1(g), 5.1(d) or 6.1(e) of the Plan, the holder of an Award shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger or consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation or (v) any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class. Moreover, except as expressly provided in 3.4, 4.1(f), 4.1(g), 5.1(d) and 6.1(e), the occurrence of one or more of such events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or, if applicable, price of shares of Common Stock subject to the Award. Any adjustments pursuant to sections 3.4, 4.1(f), 4.1(g), 5.1(d) and 6.1(e) shall be made by the Board, whose determination shall be final, binding and conclusive.
     7.12 Rights of Company. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.
     7.13 Successors. This Plan shall be binding upon any and all successors of the Company.
     7.14 Nonassignment. Except as the Board may otherwise determine from time to time: (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that a Participant may, by written notification delivered to the Board prior to the Participant’s death, designate a beneficiary to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
     7.15 Board Service. Nothing in this Plan or in any Option Agreement, Restricted Stock Unit Agreement or Restricted Stock Agreement shall confer on any Director any right to continue to serve as a member of the Board, nor is there any implied agreement or understanding that such Director will be nominated for reelection to the Board.
     7.16 Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant options or other equity-based compensation for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.
     7.17 Tax Treatment and Characterization. Neither the Company nor any other person represents or warrants to any Plan participant that favorable or desirable tax treatment or characterization will be applicable in respect of any Award.
     7.18 Legend. The Board may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that he or she is acquiring the shares for investment purposes and without a view to distribution thereof. In addition to any legend required by this Plan, the stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.
     All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     7.19 Listing and Other Conditions.
          (a) If the Common Stock is listed on a national securities exchange or the NASDAQ Stock Market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or the NASDAQ Stock Market. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option or vest in any Restricted Stock Unit shall be suspended until such listing has been effected.

          (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option or vest in any Restricted Stock Unit shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.
          (c) Upon termination of any period of suspension under this Section 7.19, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.
As revised by the Board at its meeting held September 10, 1998 — the last two sentences of Section 4.1(d) were added and subsection (3) of the second sentence of Section 4.1(h) was revised.
As amended and restated by the Board at its meeting held October 26, 2000 — adding and clarifying the definition “Change of Control” to Section 1.3(b), amending and restating Section 4.1(e) with new provisions regarding the treatment of Options in the event of a Change of Control transaction and adding Section 4.3 regarding automatic Option grants to certain Non-Employee Directors.
As revised by the Board at its meeting held September 12, 2002 – the first sentence of Section 4.3 was revised.
As revised by the Board at its meeting held October 23, 2002 –Section 4.3 was revised.
As revised by the Board by unanimous written consent dated September 20, 2005 to require stockholder approval of any reduction of the exercise price of outstanding Options, to limit the term of Options granted on or after September 20, 2005 to a maximum of seven years, to require that the exercise price of any Options granted under the Plan be no less than 100% of the Fair Market Value of the Common Stock on the date of grant, to clarify that the number of shares of common stock available for issuance under the Plan will be reduced by the gross, not net, number of shares of common stock subject to Awards, to change the governing law of the Plan to Delaware law and to make certain technical amendments to the Plan to comply with Section 409A of the Code.
As revised by the Board by unanimous written consent dated September 20, 2005 and approved by the stockholders at the Annual Meeting held on October 26, 2005 to include provisions for the award of Restricted Stock and Restricted Stock Units, to extend the termination date of the Plan to October 26, 2015, to revise Section 4.3 and to make conforming changes throughout the Plan.